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                                                                     Exhibit 4.1

                                 August 28, 2000


American Stock Transfer and
   Trust Company
40 Wall Street
New York, NY 10005

Attention:  Administration


                     Re: Amendment No. 1 to Rights Agreement
                         -----------------------------------

Ladies and Gentlemen:

         Pursuant to Section 27 of the Shareholder Rights Agreement (the "Rights Agreement"), dated as of July 8, 1999, between Interstate Hotels Corporation (the "Company"), and American Stock Transfer and Trust Company, as rights agent, the Company, by resolution adopted by its Directors, hereby amends the Rights Agreement as follows:

         1. Section 1(a) of the Rights Agreement is hereby amended by adding the following four paragraphs prior to the last paragraph of Section 1(a):

         In addition, notwithstanding the foregoing, the Investor (as defined in Section 1 (rr)), or any Affiliate or Associate of the Investor, shall not become an Acquiring Person solely as a result of the approval, execution or delivery of the Purchase Agreement (as defined in Section 1(xx)) or the Ancillary Documents (as defined in Section 1(oo)) or the consummation of the transactions contemplated thereby, including without limitation the conversion of the Notes or Series B Preferred Stock in accordance with the terms thereof or the acquisition of Beneficial Ownership of additional shares of Common Stock in compliance with the provisions of the Investor Agreement (as defined in Section 1(tt)), unless and until such time as (i) the Investor, or any Affiliate or Associate of the Investor, thereafter becomes the Beneficial Owner of additional shares of Common Stock other than as a result of a transfer permitted by the Investor Agreement or as the result of a stock dividend, stock split or similar transaction effected by the

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   Trust Company
August 28, 2000
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         Company in which all holders of Common Stock are treated equally, or
         (ii) any other Person who is the Beneficial Owner of Common Stock representing 1% or more of the then-outstanding shares of Common Stock thereafter becomes an Affiliate or Associate of the Investor.

         In addition, notwithstanding the foregoing, a Related Transferee (as defined in the Investor Agreement), or any Affiliate or Associate of a Related Transferee, shall not become an Acquiring Person solely as a result of an acquisition of Beneficial Ownership of Common Stock in accordance with Section 4.1(f) of the Investor Agreement, unless and until such time as (i) such Related Transferee, or any Affiliate or Associate of such Related Transferee, thereafter becomes the Beneficial Owner of additional shares of Common Stock other than as a result of a transfer permitted by the Investor Agreement or as the result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Stock are treated equally, or
         (ii) any other Person who is the Beneficial Owner of Common Stock representing 1% or more of the then-outstanding shares of Common Stock thereafter becomes an Affiliate or Associate of such Related Transferee.

         In addition, notwithstanding the foregoing, any Person that acquires securities from the Investor or a Related Transferee (each a "Permitted Transferee"), pursuant to a transfer of securities permitted by Section
         4.1 of the Investor Agreement, (such a transfer, an "Exempt Transfer"), shall not become an Acquiring Person solely as a result of the Exempt Transfer, so long as such Permitted Transferee's Beneficial Ownership of the Common Stock does not exceed the Maximum Ownership (as defined in the Investor Agreement) (except in the case of an acquisition pursuant to Section 4.1(f), in which case the Maximum Ownership restriction shall not apply) unless and until such time as (i) such Permitted Transferee or any Affiliate or Associate of such Permitted Transferee thereafter becomes the Beneficial Owner of additional shares of Common Stock other than as a result of an Exempt Transfer after which such Permitted Transferee's Beneficial Ownership of Common Stock does not exceed the Maximum Ownership or as the result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Stock are treated equally, or (ii) any other Person who is the Beneficial Owner of Common Stock representing 1% or more of the then-outstanding shares of Common Stock thereafter becomes an Affiliate or Associate of such Permitted Transferee.

         In addition, notwithstanding the foregoing, MK/CG-GP I, LP or any Affiliate or Associate of MK/CG-GP I, LP, shall not become an Acquiring Person solely as a result of the Beneficial Ownership of shares of Common Stock as of the date

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   Trust Company
August 28, 2000
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         hereof, unless and until such time as (i) MK/CG-GP I, LP, or any
         Affiliate or Associate of MK/CG-GP I, LP, thereafter becomes the Beneficial Owner of additional shares of Common Stock other than as a result of the Investor or any Affiliate or Associate of the Investor acquiring Beneficial Ownership of additional shares of Common Stock as a result of a transfer permitted by the Investor Agreement or as the result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Common Stock are treated equally, or (ii) any other Person who is the Beneficial Owner of Common Stock representing 1% or more of the then-outstanding shares of Common Stock thereafter becomes an Affiliate or Associate of MK/CG-GP I, LP.

         2. Section 1 (c) of the Rights Agreement shall be amended and restated in its entirety as follows:

         (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations (the "Rules") under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement; provided, however, that no Person who is a director or officer of the Company shall be deemed an Affiliate or an Associate of any other director or officer of the Company solely as a result of his or her position as a director or officer of the Company; provided, further, however, that an Exempt Affiliate (as defined in the Investor Agreement) shall not be deemed an Affiliate or Associate of the Investor, and the Investor shall not be deemed an Affiliate or Associate of an Exempt Affiliate.

         3. Section 1 of the Rights Agreement shall be amended by adding the following Subsections (oo), (pp), (qq), (rr), (ss), (tt), (uu), (vv), (ww),
(xx), (yy), (zz), (aaa) and (bbb).

         (oo) "Ancillary Documents" means the Registration Rights Agreement, the Investor Agreement, the Articles Supplementary and all other contracts, agreements, schedules, certificates and other documents delivered pursuant to or in connection with the Purchase Agreement by any party thereto at or prior to the closing of the transactions contemplated thereby.

         (pp) "Articles Supplementary" means the Company's Articles Supplementary setting forth the rights and preferences of the Series B Preferred Stock.

         (qq) "Exempt Affiliate" has the meaning set forth in the Investor Agreement.

         (rr) "Exempt Transfer" has the meaning set forth in Section 1(a).
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   Trust Company
August 28, 2000
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         (ss) "Investor" means CGLH Partners I LP or CGLH Partners II LP.

         (tt) "Investor Agreement" means the Investor Agreement by and among the Company and CGLH Partners I LP and CGLH Partners II LP, to be entered into pursuant to the Purchase Agreement at the Purchase Closing.

         (uu) "Maximum Ownership" has the meaning set forth in the Investor Agreement.

         (vv) "Notes" means the 8.75% Subordinated Convertible Notes to be issued by the Company to CGLH Partners I LP and CGLH Partners II LP pursuant to the Purchase Agreement at the Purchase Closing.

         (ww) "Permitted Transferee" has the meaning set forth in Section 1(a).

         (xx) "Purchase Agreement" means the Securities Purchase Agreement, dated as of August ____, 2000, by and among the Company and CGLH Partners I LP and CGLH Partners II LP.

         (yy) "Purchase Closing" means the consummation of the transactions contemplated by the Purchase Agreement.

         (zz) "Registration Rights Agreement" means the Registration Rights Agreement by and among the Company and CGLH Partners I LP and CGLH Partners II LP, to be entered into pursuant to the Purchase Agreement at the Purchase Closing.

         (aaa) "Related Transferee" has the meaning set forth in the Investor Agreement.

         (bbb) "Series B Preferred Stock" means the Company's Series B Convertible Preferred Stock, par value $.01 per share.

         4. The Rights Agreement shall not otherwise be supplemented or amended by virtue of this Amendment No. 1 to the Rights Agreement, but shall remain in full force and effect.

         5. Capitalized terms used without other definition in this Amendment No. 1 to the Rights Agreement shall be used as defined in the Rights Agreement.

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   Trust Company
August 28, 2000
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         6. This Amendment No. 1 to the Rights Agreement shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and to be performed entirely within Maryland. The courts of the State of Maryland and of the United States of America located in the State of Maryland (the "Maryland Courts") shall have exclusive jurisdiction over any litigation arising out of or relating to this Amendment
No. 1 and the transactions contemplated hereby, and any Person commencing or otherwise involved in any such litigation shall waive any objection to the laying of venue of such litigation in the Maryland Courts and shall not plead or claim in any Maryland Court that such litigation brought therein has been brought in an inconvenient forum.

         7. This Amendment No. 1 to the Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         8. This Amendment No. 1 to the Rights Agreement shall be effective as of, and immediately prior to, the execution and delivery of the Purchase Agreement, and all references to the Rights Agreement shall, from and after such time, be deemed to be references to the Rights Agreement as amended hereby.

         9. Exhibits B and C to the Rights Agreement shall be deemed amended in a manner consistent with this Amendment No. 1 to the Rights Agreement.


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American Stock Transfer and
   Trust Company
August 28, 2000
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                                       Very truly yours,

                                       INTERSTATE HOTELS CORPORATION


                                       By: /s/ Timothy Q. Hudak
                                           -------------------------
                                           Name: Timothy Q. Hudak
                                           Title: Senior Vice President

                                       Accepted and agreed to as
                                       of the effective time
                                       specified above:

                                       AMERICAN STOCK TRANSFER AND
                                       TRUST COMPANY


                                       By: /s/ Herbert J. Lemmer
                                           -------------------------
                                           Name: Herbert J. Lemmer
                                           Title: Vice President